PRUDENTIAL INVESTMENT PORTFOLIOS, INC. 15

ARTICLES SUPPLEMENTARY

Prudential Investment Portfolios, Inc. 15, a Maryland corporation (the “Corporation”), having its principal office in Baltimore City, Maryland, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:     Pursuant to authority expressly vested in the Board of Directors of the Corporation (the “Board of Directors”) by Article IV, Section 2 of the charter of the Corporation (the “Charter”), the Board of Directors has duly reclassified 1,000,000,000 authorized but unissued shares of Prudential High Yield Fund of the Corporation as a second series of stock of the Corporation designated as “Prudential Short Duration High Yield Income Fund”. Prudential Short Duration High Yield Income Fund shall have three classes of stock, designated as “Class A Common Stock”, “Class C Common Stock” and “Class Z Common Stock”, consisting of 300,000,000, 200,000,000 and 500,000,000 shares, respectively. The preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of Class A Common Stock, Class C Common Stock and Class Z Common Stock of Prudential Short Duration High Yield Income Fund are as generally provided in Article IV of the Charter and remain unchanged by these Articles Supplementary.

SECOND:     Prior to the reclassification and designation authorized by these Articles Supplementary, the total number of shares of all classes and series of stock which the Corporation had authority to issue was 3,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $30,000,000, classified and designated as follows:

Prudential High Yield Fund         3,000,000,000 shares

   Class A Common Stock     950,000,000 shares

Class B Common Stock     225,000,000 shares

Class C Common Stock     225,000,000 shares

Class L Common Stock      25,000,000 shares

Class M Common Stock      25,000,000 shares

Class Q Common Stock     500,000,000 shares

Class R Common Stock     500,000,000 shares

Class X Common Stock      25,000,000 shares

Class Z Common Stock     525,000,000 shares

THIRD:     As reclassified and designated hereby, the total number of shares of all classes and series of stock which the Corporation has authority to issue is 3,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $30,000,000, classified and designated as follows:

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Prudential High Yield Fund         2,000,000,000 shares

Class A Common Stock        600,000,000 shares

Class B Common Stock     150,000,000 shares

Class C Common Stock     150,000,000 shares

Class L Common Stock      25,000,000 shares

Class M Common Stock      20,000,000 shares

Class Q Common Stock     310,000,000 shares

Class R Common Stock     310,000,000 shares

Class X Common Stock      25,000,000 shares

Class Z Common Stock     410,000,000 shares

Prudential Short Duration High Yield       1,000,000,000 shares

Income Fund

   Class A Common Stock    300,000,000 shares

Class C Common Stock    200,000,000 shares

Class Z Common Stock     500,000,000 shares

FOURTH:     The terms of shares of all other classes or series of stock of the Corporation (including the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications or terms or conditions of redemption) are as provided in the Charter and remain unchanged by these Articles Supplementary.

FIFTH:     These Articles Supplementary shall become effective upon filing with the State Department of Assessments and Taxation of Maryland.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Prudential Investment Portfolios, Inc. 15 has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Assistant Secretary on July 31, 2012.

WITNESS:                                                                                   PRUDENTIAL INVESTMENT  PORTFOLIOS, INC. 15

/s/ Claudia DiGiacomo                                                                                    By: /s/ Stuart S. Parker

Claudia DiGiacomo, Assistant Secretary                                              Stuart S. Parker, President

The undersigned, President of Prudential Investment Portfolios, Inc. 15, who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                                                                       s/ Stuart S. Parker
                                                                                                                                       Stuart S. Parker, President

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